UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rules 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to § 240.14a-11(c) or § 240.14a-12.

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Commonwealth Industries, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Commonwealth Industries, Inc.

Commission File No.: 0-25642

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successfully integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

IMCO will be filing a Registration Statement on Form S-4 and IMCO and Commonwealth will file a joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

The following documents are filed herewith pursuant to Rule 14a-12 under the Securities Exchange Act of 1934: Employee Q&A Answers posted on the Corporate Intranet of Commonwealth Industries, Inc.

ANSWERS AT CII

MERGER FAQ’s

Questions Concerns	Via: ciionline/ toll-free	Date Received	Response	Date Posted to CIInet	Location
Will bumping be practiced? ie., when roles are being eliminated will you place employees in other roles that could possibly bump someone else out of a job?	ciionline	7/08/04	In the event reductions are necessary it is the Company’s intent to insure that the most qualified individuals to perform the work are retained.

What progress has been made on the $500,000 Retention money that Steve has agreed to set aside? On what basis will people be retained?	ciionline	7/08/04	The specifics of the proposed Retention Plan are still being developed by the Integration Steering Committee.

Is there a schedule for mass role eliminations. Two rounds of cuts? One in September prior to closure and the remaining after closure?	ciionline	7/08/04	While there is the possibility of layoffs, we have no specific details at this time.

What will happen to the Louisville PNC office location with the lease expiring in 9 months? Is there search for new space going on now?	ciionline	7/08/04	The corporate headquarters location is currently under evaluation. It will be based on strategic and financial factors and will be announced upon conclusion of the evaluation.

I know that in the past, severance packages were based on the number of years the person had been employed. I am going to assume this is how it will be done now. What if you are new to the company and have not been employed a full year? Is there a minimum standard that will be used? Will the packages be prorated? For example, if you have been employed 1 1/2 years will your severance package reflect one year or two?	ciionline	7/01/04

The CII Severance Guidelines are based upon full years of service (rounded down) and provide:

•      Three-weeks pay per year of service (minimum two months, maximum twelve months).

•      Company-paid COBRA for the earlier of the term of the severance payment or until re-employed.

•      Outplacement assistance for the earlier of three months or until re-employed.

•      Access to employee assistance program for the earlier of the term of severance or until re-employed.

Louisville

• Waiver of requirement to repay any study assistance or relocation assistance provided in last twelve months.

1. What type of pension plan does IMCO have for their salaried employees? 2. What type of 401K plan does IMCO have for their salaried employees?	ciionline	6/29/04	IMCO does not have a pension plan for their salaried employees. They do, however, have a 401(k) plan.	Lewisport